Exhibit 10.14

                            FIRST AMENDMENT TO LEASE
                              DATED: JANUARY , 2000

            THIS AGREEMENT dated this day of January, 2000 by and between JB SQUARED LLC, a New York limited liability company having an office at Suite 100, 45 Research Way, East Satauket, New York 11733, (hereinafter "Lessor") and INTERNET COMMERCE CORPORATION, a New York corporation having an office at 45 Research Way, East Satauket, New York 11733 (hereinafter "Lessee").

                              W I T N E S S E T H:

            WHEREAS, Lessor and Lessee entered into a Lease dated June 1, 1999 (the "Lease") for premises located at 45 Research Way in East Satauket, New York, which was agreed to be comprised of approximately 4,117 rentable square feet ("existing space"); and

            WHEREAS, the Lessee wishes to amend the lease so as to add additional space to the Premises, change the Base Rent, additional rent, and otherwise modify certain terms of the Lease, as provided for herein, and Lessor is agreeable to such amendments; and

            WHEREAS, the parties are desirous of modifying and amending the lease for the Leased Premises;

            NOW, THEREFORE, in consideration of the mutual promises herein contained and the sum of One ($1.00) Dollar each to the other in hand paid, the Lessor and Lessee hereby agree as follows, effective upon Lessor's completing the work to be performed by Lessor for the new space (as hereinafter defined).

            1. Premises. The Premises as provided in the Lease is hereby amended to include an additional 4,774 square feet of rentable space on the second floor, more particularly outlined on Exhibit A1 attached hereto ("new space").

            2. Term. The term of the Lease for the new space shall commence whenever Lessor completes the work to be performed by Lessor and Lessor obtains a certificate of occupancy for the new space (there being no particular time for such work to be completed) (the "New Space Commencement Date") and terminating on June 30, 2004.

            3. Base Rent for the new space shall be nineteen ($19.00) Dollars per rentable square foot per annum payable in equal monthly installments in advance at the same time and under the same conditions as the Base Rent for the existing space (however, Base Rent, other charges and other liabilities and responsibilities for the existing space shall continue for Lessee in accordance with the terms of the existing lease). The Base Rent for the new space shall increase at the same times and by the same percentages as for the existing space. The Base Rent shall commence on the New Space Commencement Date.

            Commencing on the New Space Commencement Date and on the first day of each month thereafter, Lessee shall pay its Percentage share of Additional Rent, as provided in the existing Lease. Lessee's Proportionate Share, for the existing space and new space, from and after the New Space Commencement Date, shall be increased to and be Seventeen and 78/100 (17.78%) percent. Lessee shall arrange for electricity for the new space with the utility providing same and shall arrange for metering of the consumption at the new space. All charges for the meter and for electrical service at the existing space and new space shall be paid for by Lessee.

            4. Lessee Work Allowance. Lessor will provide a work allowance of Twenty ($20.00) Dollars per rentable square foot of the new space for the work to be performed by Lessor for Lessee in accordance with the attached work letter. Any costs in excess of such allowance shall be paid by Lessee to Lessor not later than the Commencement Date for the new space.

            5. Security Deposits. Paragraph 26 of the Lease is amended so that the full letter of credit in the amount of $100,000.00 shall be maintained until July 1, 2001. At that time, provided Lessee is not then in default under the Lease, as amended hereby, the Letter of Credit, on the next renewal thereof, may be reduced by $30,000.00 to $70,000.00, and there shall be further reductions of $30,000.00 on each July 1, thereafter, provided Lessee is not in default under the Lease, as amended hereby, on each such anniversary.

            6. The terms of the Exhibit, Right of First Offer shall not be applicable to the new space.

            7. Brokerage. The Lessee and the Lessor each represents to the other that it has not had any dealings with any brokers or agents in connection with the negotiations of this lease amendment except for CB Richard Ellis and Jim Dunn whose commission shall be paid by Lessor. Each party hereby indemnifies and agrees to defend and hold the other harmless from any claims, demands, liabilities, and expenses, including the defense thereof, and including attorney's fees of any other broker wherein it is claimed that such broker was in any way a procuring cause of this lease amendment and dealt with the party against whom the claim is made. The provisions of this paragraph shall survive termination of the Lease as amended hereby.

            8. Other Terms and Conditions. All of the terms and conditions of the Lease, except as expressly herein amended, shall remain in full force and effect and shall apply to the Leased Premises, as amended and changed by this Amendment. Any reference to Lease shall mean the Lease as amended by this Amendment.


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

            IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.


Signed, sealed and delivered        Lessor
in the presence of:

______________________________         JB SQUARED LLC


/s/:                                By:  /s/:  Robert J. Coughlan
--------------------------               --------------------------
                                             A member
            Lessee:

______________________________         INTERNET COMMERCE CORPORATION

______________________________
                                    By:  /s/:  Richard Blume
                                         --------------------------
                                         Title: Chief Operating Officer
                                               1/24/2000